Exhibit 99.1

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

FOR IMMEDIATE RELEASE

Cypress Announces Record and Distribution Dates

For Spin-Off of SunPower Class B Common Stock

SAN JOSE, Calif., September 5, 2008 — A committee of the Board of Directors of Cypress Semiconductor Corp. (NYSE: CY) today approved the spin-off of its shares of Class B common stock of SunPower Corp. to Cypress’s stockholders.

The distribution of the SunPower outstanding Class B shares owned by Cypress will be made to Cypress stockholders of record as of the close of trading on the NYSE on September 17, 2008 (the “record date”). The distribution of the Class B shares will be made after the close of trading on September 29, 2008, provided that, at such time, the SunPower Class B common stock is listed for trading on the Nasdaq Global Select Market and SunPower has on file an effective registration statement with the Securities and Exchange Commission with respect to the spin-off. Cypress currently expects that these conditions to the spin-off will be satisfied. SunPower is currently in the process of listing the Class B common stock on the Nasdaq Global Select Market.

SunPower has reserved the symbol “SPWRB” for the Class B common stock. Each share of Class B common stock entitles the holder to eight votes on all matters submitted to stockholders. Each share of Class A common stock of SunPower, which is listed under the symbol “SPWR” on the Nasdaq Global Select Market, entitles the holder to one vote on all matters submitted to stockholders. SunPower has reserved the symbol “SPWRA” for the Class A common stock following the distribution. The approximate outstanding shares of SPWRA and SPWRB will be 44 million and 42 million, respectively.

Cypress expects to distribute approximately 0.27 of a share of SunPower Class B common stock for every share of Cypress common stock outstanding as of the record date, based on the number of Cypress shares outstanding on that date. Cypress stockholders will receive cash in lieu of fractional shares for amounts of less than one SunPower share. The exact distribution ratio will be determined on the record date and will vary with employee options that may be exercised before the record date.

“We are extremely pleased to distribute approximately $3.6 billion in value to our shareholders,” said Cypress President and CEO T.J. Rodgers. “Over the last six years, the Cypress-SunPower partnership has led to the development and expansion of one of the world’s most successful alternative energy companies with industry-leading products and an unprecedented market opportunity.

“This distribution offers significant advantages to both SunPower and Cypress. It provides the Cypress management team with an unprecedented opportunity to unlock the value of a semiconductor operation that in recent years — led by our flagship PSoC® programmable system-on-chip — has become one of the industry’s leading suppliers of high-margin proprietary and programmable solutions.”

Further Information

Cypress has been advised that a “when issued” public market for Cypress common stock will begin some time before the record date on the New York Stock Exchange (NYSE) and continue through the distribution date under the symbol “CYwi.” “When issued” refers to buying Cypress shares without the entitlement to the SunPower dividend.

Any holder of Cypress common stock who sells shares of Cypress (which currently trades on the NYSE under the symbol “CY”) in the “regular way” market on or before the distribution date may be selling the entitlement to receive shares of SunPower Class B common stock in the spin-off. Holders of Cypress common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Cypress common stock on or before the distribution date.

Cypress has received a private letter ruling from the Internal Revenue Service (based on representations made by Cypress) that the spin-off will be tax-free to Cypress and its stockholders for U.S. federal income tax purposes, except in respect to cash received in lieu of fractional share interests.

No action is required by Cypress stockholders to receive their SunPower Class B common stock, and Cypress stockholders will not be required to surrender any Cypress shares or pay anything, other than any taxes due on cash received in lieu of fractional share interests.

Registered holders of Cypress common stock who are entitled to receive the distribution will receive an account statement reflecting their ownership of SunPower Class B common stock from our Transfer Agent, Computershare. For additional information, registered stockholders in the U.S. or Canada should contact Cypress’s transfer agent, Computershare Trust Company at www.computershare.com/contactus, or by phone at (781) 575-2879.

Holders of Cypress common stock who hold their shares through a broker, bank or other nominee will have their brokerage account credited with the SunPower Class B common stock. For additional information, those holders should contact their broker or bank directly.

About Cypress

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC® Programmable System-on-Chip™, USB controllers, general-purpose programmable clocks and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB™ radio system-on-chip, to West Bridge™ and EZ-USB® FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets including consumer, computation, data communications, automotive, industrial, and solar power. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar-electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit http://www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include statements regarding Cypress’s expectations regarding the timing of the spin-off and the satisfaction of the conditions to the spin-off. These forward-looking statements are not guarantees and are subject to risks, uncertainties and assumptions that could cause a delay in the spin-off, or cause the spin-off not to occur at all. Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with unexpected delays or issues in listing the SunPower Class B common stock on the Nasdaq Global Select Market or registering the spin-off with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to Cypress’s expectations as of the date hereof. Cypress undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The issuer may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the company will arrange to send you the prospectus after filing if you request it by calling 1-(408) 240-5500, attention Investor Relations.